UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2014

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(847) 859-3940

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2014, Fidus Investment Corporation (the “Company”) entered into a $30 million senior secured revolving credit agreement (“Credit Facility”) with certain lenders party thereto and ING Capital LLC, as administrative agent.

The Credit Facility, which matures on June 16, 2018, has an initial commitment of $30 million with an accordion feature that allows for an increase in the total commitments up to $75 million, subject to certain conditions and the satisfaction of specified financial covenants. Borrowings under the Credit Facility bear interest, subject to the Company’s election, on a per annum basis equal to (i) the alternate base rate plus 2.5% or (ii) the applicable LIBOR rate plus 3.5%. The alternate base rate is equal to the greater of (i) prime rate, (ii) the federal funds rate plus 0.5% or (iii) the three-month LIBOR rate plus 1.0%. The Company pays a commitment fee ranging from 0.5% to 1.0% per annum on undrawn amounts.

Borrowing under the Credit Facility is subject to, among other things, a minimum borrowing/collateral base. The Credit Facility is secured primarily by the Company’s assets, excluding the assets of the Company’s wholly-owned small business investment company (SBIC) subsidiaries. The Company has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to the full text of the Senior Secured Revolving Credit Agreement attached hereto as Exhibit 10.1.

On June 20, 2014, the Company issued a press release announcing its entry into the Credit Facility, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Senior Secured Revolving Credit Agreement, dated June 16, 2014, by and among the Company as borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent.

99.1	Press Release dated June 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2014	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Senior Secured Revolving Credit Agreement, dated June 16, 2014, by and among the Company as borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent.

99.1	Press Release dated June 20, 2014.